NETNATION COMMUNICATIONS, INC.



                               Filing Type:   S-8
                               Description:   Registration Statement
                               Filing Date:   August 24, 2000
                               Period End:    N/A


                          Primary Exchange:   NASDAQ - SmallCap Market System
                                    Ticker:   NNCI

                                Table of Contents

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                                         S-8

PART I                                                                         2
PART II                                                                        2
ITEM 3                                                                         2
ITEM 4                                                                         3
ITEM 5                                                                         3
ITEM 6                                                                         3
ITEM 7                                                                         4
ITEM 8                                                                         4
ITEM 9                                                                         4


                                        EX-4.2

EX4.2                                                                          8

                                        EX-5.1

EX5.1                                                                         14

                                        EX-23.1

EX23.1                                                                        15

    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 24, 2000
                         REGISTRATION NO. 333-
                                              -----------

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549
                              -------------

                              Form S-8
                        REGISTRATION STATEMENT
                                Under
                      THE SECURITIES ACT OF 1933


                    NETNATION COMMUNICATIONS, INC.
                    ------------------------------
         (Exact Name of Registrant as Specified in Its Charter)
                      --------------------------

              DELAWARE                        33-08034-38
       --------------------              ---------------------
   (State or other jurisdiction             (I.R.S. Employer
  of incorporation or organization)         Identification No.)

               555 West Hastings Street, Suite 1410
            Vancouver, British Columbia V6B 4N6 CANADA
            ------------------------------------------
             (Address of Principal Executive Offices)

      NETNATION COMMUNICATIONS, INC. 2000 STOCK OPTION PLAN
      -----------------------------------------------------
                    (Full title of the plan)

                         JAG S. GILL, ESQ.
                   GENERAL COUNSEL AND SECRETARY
                   NETNATION COMMUNICATIONS, INC.
                555 WEST HASTINGS STREET, SUITE 1410
                 VANCOUVER, BRITISH COLUMBIA V6B 4N6
                 -----------------------------------
               (Name and address of agent for service)

                          (604) 688-8946
                          --------------
    (Telephone number, including area code, of agent for service)


                    CALCULATION OF REGISTRATION FEE
================================================================================
                                Proposed       Proposed
  Title of      Amount           Amount        Maximum
  Securities    To Be           Offering       Aggregate       Amount of
  To Be         Registered       Price         Offering       Registration
  Registered      (2)          Per Share(1)    Price(1)           Fee
------------- -------------- --------------- -------------- --------------------
Common Stock,
par value      2,000,000      $  4.25           $8,500,000   $  2,244.00
$.0001 per
share

================================================================================

--------------------------------------------------------------------------------

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h)(1, 3) and Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), the price per share is estimated based on the average of the high and low prices reported for shares of the Registrant's Common Stock on August 17, 2000.

(2) This registration statement also covers additional shares of common stock which become issuable under the 2000 Stock Option Plan with respect to the securities registered hereunder by reason of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger or consolidation, or the sale, conveyance or other transfer by NetNation of all or substantially all of its property or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of NetNation stock.

================================================================================

                                     PART I
                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

   The documents containing the information specified in this Part I of Form
S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II
                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, which previously have been filed by NetNation Communications, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference and made a part hereof:

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 23, 2000, as amended by Amendment No. 1 thereto, filed with the Commission on Form 10-K/A on April 26, 2000;

   (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above;

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-12G, as amended by Form 10-12G/A dated September 28, 1999, filed under the Exchange Act; and

   All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby

--------------------------------------------------------------------------------
have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

   For purposes of this Registration Statement, any document or any statement deemed to be incorporated by reference herein or contained in an Incorporated Document shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

   The Registrant does not currently have a provision in its Articles and Bylaws indemnifying its officers and directors except insofar as officers and directors are indemnified by the DGCL.

   The effect of these provisions is potentially to indemnify the Registrant's directors and officers from all costs and expenses of liability incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Registrant.

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
Page 4

   The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
NUMBER      DESCRIPTION
--------    -----------

4.1*        NetNation Communications, Inc. 2000 Stock Option Plan;

4.2         Form of Stock Option Agreement;

5.1         Opinion of Ogden Murphy Wallace, P.L.L.C.;

23.1        Consent of KPMG LLP, independent accountants;

23.2        Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1).

* Incorporated by reference from the Registrant's Definitive Proxy Statement filed with the Commission on May 8, 2000.


ITEM 9. UNDERTAKINGS.

(1) The undersigned Registrant hereby undertakes:

   (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

--------------------------------------------------------------------------------

   (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on August 23, 2000.

                                   NETNATION COMMUNICATIONS, INC.



                                   By: /s/   Ashley J. Sinclair
                                       -----------------------------------------
                                       Ashley J. Sinclair
                                       Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                          Title                          Date


/s/ David Talmor          President and Chairman of the         August 23, 2000
--------------------      Board and Director
David Talmor

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Page 6


/s/ Ashley J. Sinclair    Chief Executive Officer and Director  August 23, 2000
----------------------    (Principal Executive Officer)
Ashley J. Sinclair


/s/ Joseph Kibur          Chief Operating Officer and Director  August 23, 2000
----------------------
Joseph Kibur


                          Director                              August 23, 2000
----------------------
Anil Wirasekara


/s/ Ernest Cheung         Director                              August 23, 2000
----------------------
Ernest Cheung


/s/ Jag S. Gill           Secretary                             August 23, 2000
----------------------
Jag S. Gill


/s/ Glen Ibbott           Chief Financial Officer               August 23, 2000
----------------------    (Principal Accounting Officer)
Glen Ibbott


The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, CANADA, on the dates set forth below.

/s/ David Talmor          Director                              August 23, 2000
----------------------
David Talmor


/s/ Ashley J. Sinclair    Director                              August 23, 2000
----------------------
Ashley J. Sinclair


/s/ Joseph Kibur          Director                              August 23, 2000
----------------------
Joseph Kibur


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Page 7



                          Director                              August 23, 2000
----------------------
Anil Wirasekara


/s/ Ernest Cheung         Director                              August 23, 2000
----------------------
Ernest Cheung















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Page 8


                                    EXHIBIT INDEX

EXHIBIT
NUMBER      DESCRIPTION
--------    -----------

4.1*        NetNation Communications, Inc. 2000 Stock Option Plan;

4.2         Form of Stock Option Agreement;

5.1         Opinion of Ogden Murphy Wallace, P.L.L.C.;

23.1        Consent of KPMG LLP, independent accountants;

23.2        Consent of Ogden Murphy Wallace, P.L.L.C. (see Exhibit 5.1).

* Incorporated by reference from the Registrant's Definitive Proxy Statement filed with the Commission on May 8, 2000.


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Page 9

EX-4.2


                                                                     Exhibit 4.2

                         FORM OF STOCK OPTION AGREEMENT

THE SECURITY REPRESENTED BY THIS INSTRUMENT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.


                            STOCK OPTION AGREEMENT


This Stock Option Agreement (the "Agreement") is made subject to the NetNation Communications, Inc. 2000 Stock Option Plan attached hereto as Appendix "B" (the "Plan") and entered into by and between NetNation Communications, Inc., a Delaware corporation (the "Company"), and the optionee named in Appendix "A" (the "Optionee").

1.   Grant of Option. The Company hereby grants to The Optionee an option(s)
     ---------------
(the "Option(s)") to purchase the total number of shares of common stock of the Company (the "Shares") as set forth in Appendix "A". The date of the approval of grant is set forth in Appendix "A" (the "Date of Grant Approval"). The Options are not intended to be a substitution for salary or any other form of compensation for duties or services performed by the Optionee for or on behalf of the Company. The Options are intended to be:

     [  ] incentive stock options

     [  ] non-qualified stock options.

2.   Exercise Price. The Optionee may exercise this Option at the exercise
     --------------
price per Share as set forth in Appendix "A" (the "Exercise Price") and subject to all conditions of this Agreement and the Plan.

3.   Vesting.
     --------

    (a) The Option shall vest and become exercisable in accordance with the following schedule:

         -----------------------------------------------------------------------
                       DATE                             PERCENT
         -----------------------------------------------------------------------
         12 months after the Date of Grant               33.33%
         Approval (first "Anniversary Date")
         -----------------------------------------------------------------------
         24 months after the Date of Grant               33.33%
         Approval (second Anniversary Date)
         -----------------------------------------------------------------------
         36 months after the Date of Grant               33.33%
         Approval (third Anniversary Date)
         -----------------------------------------------------------------------

   (b) If this Option becomes exercisable for a fraction of a share because of the adjustment or antidilution provisions contained in the Plan, such fractions will be rounded down.

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Page 10

   (c) Upon vesting, the Option must be exercised within thirty (30) days by the Optionee. Failure to exercise the vested Option within thirty (30) days will result in the termination of the right to exercise such Options and/or the termination of this Agreement. The Company, at its sole discretion, reserves the right to extend the time to exercise the Option beyond the thirty (30) days, either globally for all optionees or on a case-by-case basis for each optionee.

   (d)  If an Optionee's employment or other service with the Company shall be terminated for any reason, the Optionee's right to exercise any unexercised portion of an Option shall immediately terminate and all rights thereunder shall cease. For the purpose of determining whether an Anniversary Date, as indicated in Section 3(a) above, has been reached, the date of notice of termination of
                                             --------------
employment shall be determinative and not the last date of actual employment.
                                      ---

   (e) If an Optionee does not reach one of the Anniversary Dates, as indicated in Section 3(a) above, then the Optionee does not have the right to exercise a
                                              ---
proportional amount of the Options.

4.   Method of Exercise. This Option shall be exercisable by written notice,
     ------------------
in accordance with Section 15, which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the President of the Company. The written notice shall be accompanied by payment of the purchase price (number of Shares to be purchased multiplied by the Exercise Price) by any method as more clearly described in Section 5.

5.   Method of Payment.
     -----------------

     (a)  Payment of the purchase price of the Option shall be made:

          (i)   in cash or by cash equivalent; or,
          (ii) at the sole discretion of the Committee, other consideration including, without limitation to, common stock of the Company, valued at the Fair Market Value of such shares on the trading date immediately preceding the date of exercise, or services, or other property; or,
          (iii) at the sole discretion of the Committee, by a combination of different forms of consideration.

     (b) In addition to and at the time of payment of the purchase price, the Optionee shall pay to the Company in cash or, at the sole discretion of the Committee, in other forms of consideration, the full amount of all federal, state and provincial withholding and other employment taxes applicable to the taxable income of such Optionee resulting from such exercise.

6.   Limited Transferability of Option. All Options shall be nontransferable
     ---------------------------------
except, upon the Optionee's death, by the Optionee's will or the laws of descent and distribution or as otherwise described in Section 6.5 of the Plan.

7.   Stock Certificate; Legend.
     -------------------------

   (a) The issuance and conditions of stock certificates for the Shares are subject to Article X of the Plan.

   (b) Each stock certificate for Shares issued to the Optionee shall have conspicuously written, printed, typed or stamped upon the face thereof, or upon the reverse thereof with a conspicuous reference on the face thereof, the following legend:


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Page 11

"THIS SECURITY HAS NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY OTHER SECURITIES AUTHORITIES. IT IS BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION S PROMULGATED UNDER THE ACT. IT MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION TO THE REGISTRATION REQUIREMENTS OF THOSE SECURITIES LAWS."

8.   Resale Restrictions.
     -------------------

   (a) If the Optionee is a resident of British Columbia then pursuant to applicable British Columbia securities laws, the Shares cannot be resold or transferred unless the following conditions are met:

        (i) 12 months have passed since the date the Company becomes a reporting issuer in British Columbia;
        (ii) the sale or transfer is made under an available exemption from the registration and prospectus requirements of the applicable provincial securities laws, and all requirements of such laws are complied with including the filing of all necessary reports with provincial securities regulators; or
        (iii) an order is obtained from the provincial securities commission in each province where the resale or transfer is being made, exempting the transfer or resale from the registration and prospectus requirements of the applicable provincial securities laws.

   (b) If the Optionee is a resident of another jurisdiction then the Optionee must abide by the resale laws and regulations of that jurisdiction for such Shares. The Company reserves the right to refuse the registration of a transfer of the Shares if the Company is not satisfied that the Optionee has abided by such resale laws and regulations of the relevant jurisdiction.

   (c) The Company reserves the right to the placement of a legend on the stock certificates representing the Shares stating that they are subject to the applicable hold period pursuant to state or provincial securities laws.

9.   The Optionee's Representations.
     ------------------------------

By receipt of this Agreement and Option, by its execution, and by its exercise in whole or in part, the Optionee represents to the Company that:

   (a) the Optionee understands that both this Option and any Shares purchased upon its exercise are securities, the issuance by the Company of which requires compliance with federal, state and provincial securities laws;

   (b) the Optionee understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act");

   (c) the Optionee understands that the Shares subject to this Option, in addition to other restrictions on transfer, must be held indefinitely unless subsequently registered under the Act, or unless an exemption from registration is available;

   (d) the Optionee understands that the Shares are subject to British Columbia securities laws as indicated in Section 8 above.

   (e) the Optionee understands that the stock certificate representing the Shares will bear a legend prohibiting their transfer in the absence of their registration or the opinion of counsel for the Company that registration is not

--------------------------------------------------------------------------------
required, and a legend prohibiting their transfer in compliance with applicable state securities laws unless otherwise exempted;

   (f) the Optionee acknowledges and agrees that the vesting of Shares pursuant to Section 3 hereof is earned only by continuing service as an employee, or consultant, at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares hereunder). The Optionee further acknowledges and agrees that this Option, the Agreement and the Plan do not constitute an express or implied promise of continued engagement as an employee or consultant for the vesting period, for any period, or at all, and shall not interfere with Optionee's right, or the Company's right, to terminate Optionee's employment or consulting relationship at any time, with or without cause;

   (g) the Optionee acknowledges that he/she must exercise a vested Option within thirty (30) days of such Option becoming vested. Failure to exercise the vested Option within thirty (30) days will result in the termination of the right to exercise such Option. In the event that such vested, but unexercised, Option may not be terminated, then the Company, at its sole discretion, may elect to terminate this Agreement as it applies to the remaining Options; and

   (h) the Optionee acknowledges receipt of a copy of the Plan, represents that the Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.

10.  Restrictions on Exercise. This Option may not be exercised if the
     ------------------------
issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal, state or provincial securities or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

11.  Severability; Construction. In the event that any provision in this
     --------------------------
Agreement shall be invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement. This Agreement shall be construed as to its fair meaning and not for or against either party.

12.  Governing Law. This Agreement shall be governed by and interpreted in
     -------------
accordance with the laws of Delaware, without giving effect to the principles of the conflicts of laws thereof.

13.  Delay. No delay or failure on the part of the Company in the exercise
     -----
of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

14.  Complete Agreement. This Agreement and the Plan constitute the entire
     ------------------
agreement between the parties with respect to its subject matter, and supersedes all other prior or contemporaneous agreements and understandings both oral and/or written; subject, however, that in the event of any conflict between this Agreement and the Plan, the Plan shall govern. This Agreement may only be amended in a writing signed by the Company and the Optionee.

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
Page 13


15.  Notices. All Notices hereunder shall be in writing and shall be deemed
     -------
given when sent by verified or registered mail, postage prepaid, return receipt requested, if to the Optionee, to the address shown on the records of the Company or to such other address as such party may designate in writing from time to time to the Company, and if to the Company, to the Company principal executive offices, to the attention of the President.

THIS AGREEMENT is dated the        day of                 2000 (TODAY'S DATE)
                            ------        --------------


SIGNED SEALED AND DELIVERED
By OPTIONEE
In the presence of:


---------------------------------------  ---------------------------------------
Signature of Witness                     Signature of Optionee


---------------------------------------  ---------------------------------------
Name of Witness                          Name of Optionee


---------------------------------------
Address


---------------------------------------


---------------------------------------
Occupation



NETNATION COMMUNICATIONS, INC.


---------------------------------------
Ashley Sinclair,
Chief Executive Officer

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
Page 14


                                    Appendix "A"


--------------------------------------------------------------------------------

Number of Option Shares:          ----------------------------------------------

Exercise Price Per Share:         ----------------------------------------------

Type of Option:                   ----------------------------------------------



Date of Employment:               (EMPLOYMENT START DATE)
                                  ----------------------------------------------

Date of Grant (Approval):         (EMPLOYMENT START DATE)
                                  ----------------------------------------------

Anniversary Date No. 1:           ----------------------------------------------

Anniversary Date No. 2:           ----------------------------------------------

Anniversary Date No. 3:           ----------------------------------------------


Optionee Name:                    ----------------------------------------------

Address of Optionee:              ----------------------------------------------


Signature of Optionee             ----------------------------------------------


NetNation Communications Inc.     ----------------------------------------------
--------------------------------------------------------------------------------


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Page 15

EX-5.1


                                                                     Exhibit 5.1

                     [OGDEN MURPHY WALLACE, PLLC LETTERHEAD]


                                August 23, 2000


NetNation Communications, Inc.
#1410 - 555 West Hastings Street,
Vancouver, BC  V6B 4N7
CANADA

     Re: Registration Statement on Form S-8 of NetNation Communications, Inc.; NetNation Communications, Inc. 2000 Stock Option Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 executed by you on August 23, 2000, and to be filed with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of your common stock, par value of $.0001 per share (the "Common Stock"), which will be issuable under the NetNation Communications, Inc. 2000 Stock Option Plan (the "Plan").

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption of the Plan and the authorization of the issuance of the shares of Common Stock under the Plan (the "Plan Shares") and such documents as we have deemed necessary to render this opinion.

Based upon the foregoing, it is our opinion that the Plan Shares, when issued and outstanding pursuant to the terms of the Plan, will be validly issued, fully paid and non-assessable shares of Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

Very truly yours,

OGDEN MURPHY WALLACE, P.L.L.C.

/s/ James L. Vandeberg

James L. Vandeberg


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Page 16

EX-23.1


                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

The Board of Directors
NetNation Communications, Inc.

        We consent to the use of our report dated February 18, 2000, except for notes 8(b) and 8(c) which are as of February 24, 2000, with respect to the consolidated balance sheets of NetNation Communications, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, deficit and accumulated other comprehensive income and cash flows for the years ended December 31, 1999 and 1998 and the period from incorporation on February 19, 1997 to December 31, 1997 included in the Form 10-K dated March 23, 2000, incorporated by reference in this registration statement on Form S-8 of NetNation Communications, Inc.



/s/ KPMG LLP
----------------------------
KPMG LLP
Chartered Accountants

Vancouver, Canada
August 23, 2000




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